SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CULBRO CORP

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 7/07/97                               *DI
                                 7/02/97            1,000-          137.6454
                                 6/26/97            1,000-          130.0707
               THE GABELLI SMALL CAP GROWTH FUND
                                 7/07/97                               *DI
                                 6/30/97            2,500-          138.6281
               THE GABELLI EQUITY TRUST,INC.
                                 7/07/97                               *DI
                                 6/30/97            4,000-          138.6281
               THE GABELLI EQUITY INCOME FUND
                                 7/07/97                               *DI
               THE GABELLI ASSET FUND
                                 7/07/97                               *DI
                                 6/26/97            1,000-          130.9581
               THE GABELLI CAPITAL ASSET FUND
                                 7/21/97              500-          104.0715
                                 7/08/97              500-          121.3209
                                 7/07/97                               *DI
          GAMCO INVESTORS, INC.
                                 7/31/97              600           105.6250
                                 7/29/97              500           104.3500
                                 7/23/97            1,500           103.1667
                                 7/15/97              600-          105.7500
                                 7/14/97              900-          107.5493
                                 6/26/97              800-          131.0469
          GAMCO INVESTORS, INC.
                                 7/30/97           12,000-             *DO
                                 7/29/97              300-          104.2500
                                 7/29/97              500-          106.7500
                                 7/25/97              500-          107.0500
                                 7/24/97            2,000-          104.2563
                                 7/14/97            1,000-          107.5493
                                 7/08/97              200-          116.5000
                                 7/07/97            2,000-          122.2500
                                 7/07/97              500-          122.1000
                                 7/07/97                               *DO
                                 7/03/97            1,000-          137.7500
                                 7/01/97            1,000-          136.7500
                                 6/30/97              900-          137.5694
                                 6/27/97              500-          133.1875
                                 6/26/97            1,600-          131.0469
                                       28

SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CULBRO CORP

         GAMCO INVESTORS, INC.
                                6/25/97            3,700-          132.1014
                                6/25/97              500           135.3802
                                6/25/97              500-          135.3802
                                6/24/97            4,800-          135.3802
                                6/23/97            1,500-          138.1833
         GABELLI ASSOCIATES FUND
                                7/15/97              500-          105.0000
                                7/10/97              300-             .3717
                                7/10/97              300-          111.5000
                                7/10/97              300              .3717
                                7/10/97              300           111.0000
                                7/09/97              600-          109.0000
                                7/09/97              300           110.5000
                                7/08/97            1,500-          113.5000
                                7/07/97                               *DI
                                7/07/97              900-          123.0000
                                6/24/97              600-          135.6250
                                6/23/97              200-          140.6250





          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.










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